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                                                                    EXHIBIT 4.14

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                          DYNAMIC DETAILS, INCORPORATED
                                    (Issuer)

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                                    (Trustee)

                                       and

            the 1998 GUARANTORS and the 2001 GUARANTORS named herein

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of February 23, 2001

                                   ----------

                             Supplement to Indenture

                          Dated as of November 18, 1997

                                   ----------

                     10% Senior Subordinated Notes due 2005

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                          THIRD SUPPLEMENTAL INDENTURE

      THIS THIRD SUPPLEMENTAL INDENTURE, dated as of February 23, 2001 (the "Third Supplemental Indenture") is between DYNAMIC DETAILS, INCORPORATED, a California corporation (the "Company"), having its principal office at 1230 Simon Circle, Anaheim, California 92806, the 1998 GUARANTORS and the 2001 GUARANTORS (each as defined herein) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company heretofore executed and delivered to the Trustee an indenture dated as of November 18, 1997 (the "Original Indenture") providing for the creation of and issuance of the Company's 10% Senior Subordinated Notes due 2005, of which $100 million in aggregate principal amount are currently outstanding (the "Securities");

      WHEREAS, the Company and Dynamic Details Incorporated, Silicon Valley, Dynamic Details Incorporated, Texas and Dynamic Details Incorporated, Colorado Springs (the "1998 Guarantors") heretofore executed and delivered to the Trustee an indenture supplemental to the Original Indenture dated as of July 23, 1998 (the "First Supplemental Indenture") providing for the addition of the 1998 Guarantors as parties to the Original Indenture;

      WHEREAS, the Company, the 1998 Guarantors and Dynamic Details Incorporated, Virginia, DDI Sales Corp., Dynamic Details Texas, L.P. and Dynamic Details, L.P. (the "2001 Guarantors") heretofore executed and delivered to the Trustee an indenture supplemental to the Original Indenture dated as of January 31, 2001 (the "Second Supplemental Indenture") providing for the addition of the 2001 Guarantors as parties to the Original Indenture;

      WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities (the "Tender Offer") from the holders of the Securities (the "Holders");

      WHEREAS, the Tender Offer was commenced by the Company pursuant to its Offer to Purchase and Consent Solicitation Statement, dated February 8, 2001 (as the same have been amended and supplemented through the date hereof, the "Offer to Purchase");

      WHEREAS, in connection with the Tender Offer, the Company solicited consents of the holders of the Securities ("Consents") to the proposed amendments (the "Proposed Amendments") to the Original Indenture, as described in the Offer to Purchase;

      WHEREAS, this Third Supplemental Indenture evidences the Proposed Amendments described in the Offer to Purchase;

      WHEREAS, Section 902 of the Original Indenture permits the Company and the Trustee, at any time and from time to time, to enter into one or more supplemental indentures to the Original Indenture for the purposes of amending the rights of the holders of the securities,


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provided that the holders of at least a majority of the aggregate principal amount of the outstanding Securities shall have consented to such amendments (the "Requisite Consents");

      WHEREAS, the Trustee has advised the Company that the Requisite Consents to the Proposed Amendments have been obtained; and

      WHEREAS, the Company has done all things necessary to make this Third Supplemental Indenture a valid agreement of the Company in accordance with the terms of the Original Indenture and has satisfied all other conditions required under Article Nine of the Original Indenture, including, without limitation, the delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel relating to this Third Supplemental Indenture as contemplated by Section 903 of the Original Indenture.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

1.1 Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings assigned to them in the Original Indenture.

1.2 Effect of Headings. The Article and Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction of the Original Indenture or this Third Supplemental Indenture.

1.3 Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

1.4 Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.5 Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties to this Third Supplemental Indenture and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

1.6 Governing Law. This Third Supplemental Indenture shall be governed by, and construed


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principles of conflicts of law to the extent tat the application of the laws of another jurisdiction would be required thereby.

1.7  Reference to and Effect on the Indenture.

     (a) On and after the date of this Third Supplemental Indenture, each reference in the Original Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture unless the context otherwise requires.

     (b) Except as specifically amended, the Original Indenture and the Securities are hereby ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of the Securities heretofore and hereafter authenticated and delivered under the Original Indenture shall be bound hereby.

1.8 Effectiveness. This Third Supplemental Indenture shall take effect and be binding upon the execution and delivery by the parties to this Third Supplemental Indenture; provided, however, that (i) the provisions of the Original Indenture referred to in Article II below (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to this Third Supplemental Indenture, and (ii) the deletions and amendments of the Amended Provisions contemplated in Article II below will not become operative, in each case until the date and time (the "Acceptance Date") that all conditions to the Tender Offer have been satisfied and that the Company gives notice to the Trustee and issues a press release that it has accepted Securities validly tendered pursuant to the Tender Offer for payment.

      For purposes of the definition of "outstanding" herein and in the Original Indenture, Securities validly tendered to, but not yet accepted for payment by, the Company shall not be treated as owned by the Company.

      Upon the Acceptance Date, the Amended Provisions will automatically be deleted or modified as contemplated in Article II below, if the required Consents for such Provisions have been obtained by the Company as of such date.

      In the event the Company terminates the Offer to Purchase after this Third Supplemental Indenture has been executed and Securities are not accepted for payment, this Third Supplemental Indenture will immediately be rendered null and void.

      Any good faith determination by the Company concerning any conditions of the Tender Offer and Consent Solicitation, or the satisfaction thereof, and any waiver by the Company of such conditions shall be conclusive and binding upon all Persons.

                                   ARTICLE II


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                                   AMENDMENTS

2.1 Deletion of Sections. Effective as of the Acceptance Date, the Original Indenture is hereby automatically amended by deleting in their entirety the following Sections of the Original Indenture:

      (i)    SECTION 501(iii)-(ix)   Events of Default.
      (ii)   SECTION 801             Company may Consolidate, Etc. Only on
                                     Certain Terms.
      (iii)  SECTION 802             Successor Substituted.
      (iv)   SECTION 1004            Corporate Existence.
      (v)    SECTION 1005            Payment of Taxes and Other Claims.
      (vi)   SECTION 1009            Limitation on Restricted Payments.
      (vii)  SECTION 1010            Limitation on Indebtedness.
      (viii) SECTION 1011            Limitation on Layering.
      (ix)   SECTION 1012            Limitation on Affiliate Transactions.
      (x)    SECTION 1013            Limitation on Restrictions on Distributions
                                     from Restricted Subsidiaries.
      (xi)   SECTION 1014            Limitation on Liens.
      (xii)  SECTION 1015            Change of Control.
      (xiii) SECTION 1016            Limitation on Sales of Assets and
                                     Subsidiary Stock.
      (xiv)  SECTION 1017            SEC Reports.
      (xv)   SECTION 1018            Future Subsidiary Guarantors.
      (xvi)  SECTION 1019            Limitation on Lines of Business.
      (xvii) SECTION 1020            Statement by Officers as to Default.

      All other provisions in Articles Five and all other covenants in Article Ten of the Original Indenture shall remain in effect and shall retain their Section numbers.

2.2  Deletion of Cross-References and Modification of Certain Definitions.

      Effective as of the Acceptance Date, the Original Indenture is hereby automatically amended as follows:

      (i) The definition of "Investment" in Section 101 is amended by deleting in its entirety the second sentence thereof;

      (ii) The definition of "Permitted Holders" in Section 101 is amended by deleting the phrase "(or any wholly-owned subsidiary of Holdings for purposes of the definition of "Change of Control')";

      (iii) The definition of "Unrestricted Subsidiary" in Section 101 is amended by deleting: (a) the words "either (A)" and the words "or (B) if such Subsidiary has consolidated assets greater than $10,000 then such designation would be permitted under Section 1009" from the second sentence thereof; and (b) the words "(x) the company could incur $1.00 of additional Indebtedness under
Section 1010 and (y)" from the third sentence thereof;

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      (iv)   Section 102 is amended by deleting in its entirety the phrase
"(including certificates provided pursuant to Section 1020(a))" from the second paragraph thereof;

      (v)    Section 203 is amended by deleting in their entirety the following:

               (a) The last two sentences of Subsection 4, entitled "Indenture," of the Form of Reverse Side of Note.

               (b) Subsection 8, entitled "Put Provisions," of the Form of Reverse Side of Note.

               (c) Subsections (iii) through (viii) of the first sentence and the last two sentences of Subsection 15, entitled "Defaults and Remedies," of the Form of Reverse Side of Note.

               (d) The section entitled "Option of Holder to Elect Purchase";

      (vi) Section 301 is amended by deleting in their entirety the fourth and fifth paragraphs thereof;

      (vii) Section 305 is amended by deleting in its entirety the reference to Sections 1015 and 1016 in the penultimate paragraph thereof;

      (viii) Section 501 is amended by deleting in their entirety the following paragraphs:

      "A default under clauses (iii) and (iv) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) after receipt of such notice. Such notice must specify the Default demand that it is to be remedied and state that such notice is a 'Notice of Default'"; and

      "The Company is also required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would become an Event of Default under clause (iii), (iv) or (vii) above, their status and what action the Company is taking or proposes to take in respect thereof";

      (ix) Section 502 is amended by deleting in their entirety (a) the phrase "(other than by reason of an Event of Default specified in Section 501(vi) or 501(vii))" from the first sentence, and (b) the last sentence of the first paragraph;

      (x) Section 513 is amended by deleting in its entirety the second paragraph thereof;

      (xi) Section 601 is amended by deleting in its entirety subsection (iv) of subsection (c) thereof;

      (xii) Section 607 is amended by deleting in its entirety the penultimate paragraph thereof;

      (xiii) Section 901 is amended by deleting in its entirety subsection (vi) thereof; and


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      (xiv) Section 1204 is amended by deleting in their entirety subsections
(ii) and (iii) thereof.

2.3 Deletion of Definitions. Effective as of the Acceptance Date, the Original Indenture is hereby automatically amended by deleting in their entirety the definitions of each of the following terms from Section 101 of the Original
Indenture:

(a) "Additional Assets"
(b) "Asset Disposition"
(c) "Capitalized Lease Obligations
(d) "Consolidated Coverage Ratio"
(e) "Consolidated EBITDA"
(f) "Consolidated Interest Expense"
(g) "Consolidated Net Income"
(h) "Consolidated Net Worth"
(i) "Consolidated Tangible Assets"
(j) "Currency Agreements"
(k) "Designated Noncash Consideration"
(l) "Disqualified Stock"
(m) "Independent Appraiser"
(n) "Interest Rate Agreements"
(o) "Net Available Cash"
(p) "Permitted Investment"
(q) "Permitted Lien"
(r) "Refinancing Indebtedness"
(s) "Related Business"
(t) "Successor Company"
(u) "Temporary Cash Investments"

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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                                                  [Third Supplemental Indenture]

      IN WITNESS HEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.


                                               DYNAMIC DETAILS, INCORPORATED
                                               (Issuer)

                                               By /s/ JOSEPH P. GISCH
                                                 -------------------------------
                                               Name:
                                               Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

                                               DYNAMIC DETAILS, INCORPORATED,
                                               VIRGINIA

                                               By /s/ JOSEPH P. GISCH
                                                 -------------------------------
                                               Name:
                                               Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

                                               DDI SALES CORP.

                                               By /s/ JOSEPH P. GISCH
                                                 -------------------------------
                                               Name:
                                               Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

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                                   DYNAMIC DETAILS TEXAS. L.P.

                                   By: DDi-Texas Intermediate Partners, LLC,
                                       its General Partner

                                       By /s/ JOSEPH P. GISCH
                                         ---------------------------------------
                                       Name:
                                       Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

                                   DYNAMIC DETAILS, L.P.

                                   By: DDi-Texas Intermediate Partners II, LLC.
                                       its General Partner

                                       By /s/ JOSEPH P. GISCH
                                         ---------------------------------------
                                       Name:
                                       Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

                                   DYNAMIC DETAILS INCORPORATED.
                                   SILICON VALLEY
                                   (Formerly Dynamic Circuits, Inc.)

                                       By /s/ JOSEPH P. GISCH
                                         ---------------------------------------
                                       Name:
                                       Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:


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                                      DYNAMIC DETAILS INCORPORATED, TEXAS
                                      (Formerly Cuplex, Inc.)

                                      By /s/ JOSEPH P. GISCH
                                        ----------------------------------------
                                      Name:
                                      Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

                                      DYNAMIC DETAILS INCORPORATED,
                                      COLORADO SPRINGS
                                      (Formerly Colorado Springs Circuits, Inc.)

                                      By /s/ JOSEPH P. GISCH
                                        ----------------------------------------
                                      Name:
                                      Title:

Attest:

By /s/ TIMOTHY J. DONNELLY
  --------------------------
Name:
Title:

                                      STATE STREET BANK AND TRUST
                                      COMPANY
                                      (Trustee)

                                      By
                                        ----------------------------------------
                                      Name:
                                      Title:

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